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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the use in this Registration Statement on Form S-3 of our report dated February 9, 2000 relating to the financial statements of Penton Media, Inc. (the "Company"), which appears in such Registration Statement. We also consent to the incorporation by reference in this Registration Statement of our report dated February 9, 2000 relating to the financial statements and financial statement schedules of Penton Media, Inc., which appears in the Company's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

September 28, 2000